Exhibit 23(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 1, 2001, relating to the financial statements and financial highlights which appears in the June 30, 2001 Annual Report to Shareholders of Jurika & Voyles Fund Group, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Additional Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
October 25, 2001